For more information, contact:
John Hall: (253) 926-4007
**For Immediate Release**	jhall@rainierpac.com
or
Vic Toy: (253) 926-4038
vtoy@rainierpac.com

Rainier Pacific Financial Group, Inc.
Reports 1st Quarter Results

Tacoma, Washington – April 22, 2009 – Rainier Pacific Financial Group, Inc. (the “Company”) (NASDAQ GM: RPFG) announced today its first quarter results for the period ended March 31, 2009.  The Company recognized a net loss of $4.6 million, or a loss of $0.77 per diluted share, for the quarter ended March 31, 2009, compared to net income of $1.4 million, or $0.24 per diluted share, for the same period in 2008.  The loss for the first quarter of 2009 was primarily attributable to non-cash pre-tax other-than-temporary impairment (“OTTI”) charges of $8.5 million relating to six of the Company’s 15 investment holdings in pooled trust preferred collateralized debt obligation (“trust preferred CDO”) securities, which are collateralized by trust preferred securities issued by over 500 banks and 39 insurance companies geographically dispersed across the United States.

Despite the net loss for the first quarter, the Company’s total shareholders’ equity increased by $9.9 million during the same period to $39.2 million at March 31, 2009, compared to $29.3 million at December 31, 2008.  The increase in shareholders’ equity was primarily attributable to positive fair value adjustments recorded in the Company’s portfolio of trust preferred CDO securities during the quarter ended March 31, 2009.  The weighted average fair value of the fifteen trust preferred CDO securities was approximately $0.26 per $1.00 of par value (representing an aggregate fair value of $28.2 million) at March 31, 2009, as compared to $0.14 per $1.00 of par value (representing an aggregate fair value of $14.9 million) at December 31, 2008.  As a result, the Company’s capital ratio (i.e., shareholders’ equity divided by total assets) increased during the quarter to 4.56% at March 31, 2009, compared to 3.46% at December 31, 2008, and the tangible common equity-to-assets ratio increased to 4.21% at March 31, 2009, compared to 3.09% at December 31, 2008.  The Company’s book value and tangible book value per share as of March 31, 2009 also increased to $6.54 and $6.03 per share, respectively.

On April 9, 2009, the Financial Accounting Standards Board (“FASB”) issued revised guidance to several accounting standards, commonly referred to as “mark-to-market” accounting, to change how valuations for securities lacking an orderly and liquid market, such as the Company’s trust preferred CDO securities, are calculated so that the calculation is more representative of “fair value” under current market conditions.  The new guidance also changes how the Company recognizes and reports OTTI for debt securities such as the Company’s trust preferred CDO securities.  Under the new standards, in cases where OTTI is determined to exist, and the net present value of the debt security is less than the amortized cost, the difference is considered to represent the credit loss on the security and is recorded as a charge against current operating results, so long as the Company intends and is likely to hold the security until its anticipated recovery.  The balance of OTTI related to non-credit related factors is recognized as other comprehensive income or loss.  The Company adopted these new standards in the preparation of its financial statements for the three months ended March 31, 2009, resulting in a cumulative effect adjustment of $11.4 million (net of tax) that increased the Company’s opening balances on January 1, 2009 for both the retained earnings and accumulated other comprehensive loss components of shareholders’ equity.

The Company’s trust preferred CDO securities are substantially illiquid, and their valuation is highly complex and involves a comprehensive process including quantitative modeling and significant judgment.  Accordingly, the Company engaged an independent financial consulting firm to assist the Company’s management in its quarterly evaluation of the fair value of these securities.  Based upon management’s quarterly evaluation, management determined the Company’s trust preferred CDO securities had an aggregate fair value of $28.2 million and that six of the trust preferred CDO securities were determined to involve OTTI as of March 31, 2009.  No other security held by the Company at March 31, 2009 was deemed to involve OTTI. As part of the evaluation, management completed an analysis of projected cash flows for each trust preferred CDO security, which incorporates both known and projected defaults of the underlying bank and insurance company issuers of the debt obligations underlying the trust preferred securities that collateralize the trust preferred CDO securities, to determine each security’s net present value.  The net present values were calculated in a manner consistent with the methodology used in the December 31, 2008 evaluation, with the most significant changes in the projected cash flow assumptions being an increased level of immediate defaults by the underlying issuers and a moderation in the expected prepayments and annual loss rates over the remaining life of the securities.  The net present value of each security was compared to the security’s amortized cost in connection with determining if the security involved OTTI.  Based on the Company’s evaluation, two of the three trust preferred CDO securities previously determined to involve OTTI as of December 31, 2008 incurred $8.3 million in additional credit losses for the quarter ended March 31,

 2009, with one other experiencing no change in credit loss.  Three additional trust preferred CDO securities were also determined to involve OTTI as of March 31, 2009 and resulted in the recognition of $181,000 in credit losses for the quarter ended March 31, 2009.  As a result, the six securities determined to involve OTTI resulted in total non-cash pre-tax impairment charges of $8.5 million for the quarter ended March 31, 2009.  In addition to the credit losses recognized, the Company recorded the temporary change in the non-credit related factors of fair value for these six securities as an unrealized loss of $10.2 million (pre-tax), as a component of shareholders’ equity (i.e., accumulated other comprehensive loss).

The effects of the trust preferred CDO securities on the Company’s earnings and capital position will continue to be influenced by external market conditions and other factors outside of the Company’s control, including but not limited to; specific issuer credit deterioration, deferral and default rates of specific issuer financial institutions, failure or government seizure of the underlying financial institution or insurance company issuers, rating agency actions, regulatory actions, and the prices at which observable market transactions in these types of securities occur.  While management closely monitors the performance of the trust preferred CDO securities and does not intend to sell these securities prior to their recovery in value, the current market environment significantly limits the Company’s ability to mitigate its exposure to future OTTI conditions and price changes in these securities.  Accordingly, if the previously described market conditions deteriorate further or other detrimental factors occur, it is likely that the Company would then determine additional holdings of its trust preferred CDO securities portfolio involve OTTI, and such a determination would correspondingly have a further material adverse affect on the Company’s earnings, shareholders’ equity, and regulatory capital.

The Company’s net interest margin was 2.85% for the quarter ended March 31, 2009, compared to 3.14% and 3.20% for the quarters ended December 31, 2008 and March 31, 2008, respectively.  The yield on the Company’s interest-earning assets decreased to 5.90% for the quarter ended March 31, 2009, compared to 6.32% and 6.71% for the quarters ended December 31, 2008 and March 31, 2008, respectively.  The Company’s cost of interest-bearing liabilities also decreased to 3.09% for the quarter ended March 31, 2009, compared to 3.34% and 3.89% for the quarters ended December 31, 2008 and March 31, 2008, respectively.  The decline in asset yields for the first quarter of 2009 related primarily to the loss of higher relative loan yields that were being earned on the VISA credit card portfolio that was sold in February 2009, the higher level of low-rate interest-bearing deposits currently being maintained by the Company to provide a sufficient level of liquidity, and the general decline in market interest rates.  The decline in the cost of interest-bearing liabilities relates primarily to reductions in the rates of interest paid on retail customer deposits during the quarter.

Non-interest income for the quarter ended March 31, 2009 was $5.7 million, and includes a pre-tax gain of $3.0 million on the sale of the Company’s VISA credit card portfolio.  Exclusive of that gain, non-interest income decreased to $2.6 million for the first quarter of 2009, compared to the $2.8 million for the same period in 2008.  This decrease was primarily attributable to a $422,000 pre-tax gain recognized in March 2008 from the redemption of VISA U.S.A., Inc. Class B common stock in connection with its initial public offering.  There was no comparable gain in the current period although there was a $311,000 increase in gains on the sale of single-family mortgage loan sales during the first quarter of 2009 as compared to the same period in 2008.

Non-interest expenses were $7.4 million for the quarter ended March 31, 2009, compared to $7.0 million incurred during the same period in 2008.  The increase was primarily attributable to a $173,000 reversal in March 2008 of a reserve established for VISA U.S.A., Inc. litigation settlements related to its initial public offering which decreased non-interest expense for the quarter ended March 31, 2008, and increases of $428,000 for Federal Deposit Insurance Corporation (“FDIC”) deposit insurance costs and $110,000 for regulatory examination expenses during the first quarter of 2009.  These increases were partially offset by a decrease of $435,000 in compensation and benefits costs due to the elimination of equity-based compensation for executive officers and board members, and lower employee incentive and retirement compensation.

Total loans, including loans held-for-sale, were $640.3 million at March 31, 2009, compared to $672.3 million at December 31, 2008 and $655.6 million at March 31, 2008.  The decrease in the loan portfolio resulted primarily from the sale of the Bank’s VISA portfolio, increased single-family mortgage loan sales, and lower originations of real estate construction, commercial real estate, and commercial business loans during the quarter ended March 31, 2009.  For the quarter ended March 31, 2009, the yield on loans was 6.26%, compared to 6.40% and 7.12% for the quarters ended December 31, 2008 and March 31, 2008, respectively.  Total loan originations were $53.3 million during the quarter ended March 31, 2009, compared to $57.5 million and $80.3 million for the quarters ended December 31, 2008 and March 31, 2008, respectively.  At March 31, 2009, the loan portfolio consisted of 40.1% commercial real estate loans, 23.4% multi-family real estate loans, 10.8% land development and real estate construction loans, 9.1% one- to four-family real estate loans (including loans held-for-sale), 7.4% commercial business loans, 6.4% home equity loans, and 2.8% consumer loans (excluding home equity loans).

During the three months ended March 31, 2009, the Company sold $21.6 million of eligible credit card balances and $33.9 million of fixed-rate one- to four-family residential loans, which generated $3.0 million and $546,000 in net gains, respectively.  These sales were much higher than the $13.6 million in one- to four-family loan sales with corresponding net gains of $235,000 during the same period in 2008, as the Company worked to improve asset quality, liquidity, and its capital position during the first quarter of 2009.  At March 31, 2009, the portfolio of loans serviced for others increased to $163.7 million, compared to $148.5 million and $115.2 million at December 31, 2008 and March 31, 2008, respectively.

Net loan charge-offs were $7.2 million for the quarter ended March 31, 2009, compared to $914,000 for the quarter ended December 31, 2008 and $250,000 for quarter ended March 31, 2008.  During the first quarter of 2009, the Company recorded charge-offs of $6.6 million in real estate construction loan balances related to three residential builder relationships.  All of these charge-offs relate to non-accrual loans for which the Company had previously established a specific allocation of the allowance for loan losses in the third quarter of 2008.  As a result of the loan charge-offs and relatively stable credit quality for the balance of the Company’s loan portfolio during the quarter, non-performing assets (inclusive of loans, other real estate owned, and other repossessed assets) declined to $25.4 million, or 2.96% of total assets, at March 31, 2009; compared to $31.4 million, or 3.70% of total assets, at December 31, 2008; and $1.7 million, or 0.19% of total assets, at March 31, 2008.  The ratio of loans more than 30 days delinquent as a percentage of total loans also decreased to 3.13% at March 31, 2009, compared to 4.00% and 0.26% at December 31, 2008 and March 31, 2008, respectively.  As of March 31, 2009, $19.2 million, or 96.0%, of the $20.0 million in total delinquent loans were concentrated in the three previously mentioned residential builder relationships that generated the significant charge-offs in the first quarter of 2009.  The charge-offs taken have reduced the balances on the loans to the estimated value of the underlying real estate collateral based upon recent appraisals.

Upon completing its quarterly evaluation of the allowance for loan losses, including consideration given to the $7.2 million in charge-offs for the first quarter and the current composition of classified loans, the Company increased its provisions for loan losses to $2.3 million for the quarter ended March 31, 2009, compared to provisions for loan losses of $300,000 and $150,000 for the quarters ended December 31, 2008 and March 31, 2008, respectively.  This increased provision resulted in an allowance for loan losses of $8.5 million and an allowance for loan losses-to-total loans ratio of 1.32%, at March 31, 2009, compared to $13.3 million and 1.98% of total loans, at December 31, 2008.

Total deposits were $508.6 million at March 31, 2009, compared to $519.2 million at December 31, 2008 and $471.4 million at March 31, 2008, as the Bank reduced its portfolio of brokered deposits to $70.8 million, or 13.9% of total deposits at March 31, 2009 from $87.4 million or 16.8% of total deposits at December 31, 2008.  Total retail deposits increased to $437.8 million at March 31, 2009 from $431.8 million at December 31, 2008.  Core deposits (comprised of checking, savings, money market, and individual retirement accounts) also increased to $268.7 million, or 52.8% of total deposits at March 31, 2009, compared to $256.7 million, or 49.4% of total deposits at December 31, 2008.  For the quarter ended March 31, 2009, the average cost of interest-bearing deposits decreased to 2.24%, compared to 2.61% for the quarter ended December 31, 2008.  The decline in the cost of interest-bearing deposits related primarily to a general decline in market interest rates.

The investment securities portfolio at March 31, 2009 (excluding $13.7 million in Federal Home Loan Bank of Seattle stock holdings recorded at cost) totaled $60.8 million, compared to $48.9 million at December 31, 2008 and $150.1 million at March 31, 2008.  The investment securities portfolio contains $28.2 million of trust preferred CDO securities recorded at their fair value (representing $108.2 million in par value less $12.9 million in accumulated pre-tax OTTI credit losses and $67.1 million in pre-tax non-credit related losses recognized in the accumulated other comprehensive loss component of shareholders’ equity), and $21.5 million of mortgage-backed securities and $11.1 million of municipal bonds recorded at amortized cost.  The primary reason the investment securities portfolio balance increased from $48.9 million to $60.8 million during the quarter ended March 31, 2009 was the adoption of the revised “mark-to-market” accounting standards as described above, under which the aggregate fair value of the Company’s portfolio of trust preferred CDO securities rose from $14.9 million to $28.2 million.

During the fourth quarter of 2008, Moody’s Investor Services downgraded ten of the Company’s fifteen trust preferred CDO securities to speculative grade.  On March 27, 2009, Moody’s Investor Services further downgraded these ten issues along with the remaining five issues to a highly speculative grade.  As a result of these recent investment rating downgrades associated with the portfolio of trust preferred CDO securities, the Company’s subsidiary, Rainier Pacific Bank (the “Bank”) is required to maintain higher levels of regulatory risk-based capital for these securities due to the greater perceived risk of default by the underlying bank and insurance company issuers.

Therefore, the Bank is required to apply a higher “risk weighting formula” to these securities in calculating its regulatory capital ratios.  That formula calls for increasing the Bank’s risk-weighted assets for these securities to $428.1 million, well above the $108.2 million in par value held by the Company, in calculating the Bank’s regulatory capital ratios, thereby diluting such ratios.  Upon applying the higher level of risk-weighted assets to the Bank’s regulatory capital ratios, the calculated ratios are as follows at March 31, 2009:  a Tier I leverage ratio of 8.49% (compared to a “well capitalized” threshold of 5.00%); a Tier I risk-based capital ratio of 6.66% (compared to a “well capitalized” threshold of 6.00%); and a total risk-based capital ratio of 7.45% (compared to a “well capitalized” threshold of 10.00% and an “adequately capitalized” threshold of 8.00%).    Accordingly, with a total risk-based capital ratio of 7.45%, the Bank is categorized as “under capitalized” as calculated under the regulatory capital standards, and both the Bank and the Company are subject to a higher level of regulatory oversight and supervision.

In light of the current challenging operating environment, the Company and Bank are working closely with its federal and state banking regulators to improve asset quality and capital adequacy, while maintaining sufficient liquidity.  Furthermore, the Company’s board of directors has adopted a board resolution at the request of the Federal Reserve Bank of San Francisco focused upon returning the Company to a satisfactory condition, in particular an improved capital position.  In addition, the Bank’s principal federal regulator, the FDIC, has imposed on the Bank the requirements that the Bank provide prior notice to the FDIC regarding any additions or changes to directors or senior executive officers, that the Bank not pay certain kinds of severance and other forms of compensation without regulatory approval, that the Bank not renew existing brokered deposits without prior approval of the FDIC, and to not offer interest rates on deposits greater than

75 basis points over the market average.  In addition, the Bank is expected to be subject to higher regulatory assessments and FDIC deposit insurance premiums than those prevailing in prior periods.

“The current economic environment continues to place considerable pressure on the financial services industry nationwide, which has resulted in further downgrades of our trust preferred CDO securities and continues to negatively impact our risk-based regulatory capital ratios.  In our quarterly evaluations of these securities, we continue to project further defaults on the underlying debt payments by the banks that have issued these securities, and expect to continue to experience volatility in the impairment and valuation of these securities,” said John A. Hall, President and CEO.  “At the local level, rising unemployment trends suggest that improvement to the local economy will be relatively slow, and will therefore keep credit quality concerns heightened throughout the rest of the year.  We are, however, pleased to see the continued stabilization in the credit quality of Rainier Pacific’s loan portfolio.  Single-family mortgage refinance activity was also brisk during the first quarter as consumers took advantage of historically low fixed-rate mortgages, contributing to our solid base of non-interest income.  We will continue to proactively manage our core business operations to improve earnings and are focused on improving the Company’s capital position during the balance of the year,” Hall added.

Rainier Pacific Financial Group, Inc. is the bank holding company for Rainier Pacific Bank, a Tacoma, Washington-based state-chartered savings bank operating 14 full-service locations in the Tacoma-Pierce County and City of Federal Way market areas.

For additional information, visit Rainier Pacific’s website at www.rainierpac.com.

Forward-looking statements:

Certain matters discussed in this press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.”  These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s strategies.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs that may be impacted by deterioration in the housing and commercial real estate markets and may lead to increased losses and non-performing assets in the Company’s loan portfolio, result in the Company’s allowance for loan losses not being adequate to cover actual losses, and require the Company to materially increase its reserves; changes in general economic conditions, either nationally or in the Company’s market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates,  net interest margin, and funding sources; deposit flows; fluctuations in the demand for loans, the number of unsold homes and other properties, and fluctuations in real estate values in the Company’s market areas; adverse changes in the securities markets, including changes in the ability of the issuers of trust preferred CDO securities the Company owns to repay their obligations; results of examinations of the Company by the Federal Reserve Board and its bank subsidiary by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks, or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require the Company to increase its reserve for loan losses, write-down assets, change its regulatory capital position, or affect its ability to borrow funds or maintain or increase deposits, which could adversely affect the Company’s liquidity and earnings; the Company’s ability to control operating costs and expenses; the use of estimates in determining fair value of certain of the Company’s assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risk associated with the loans on the Company’s balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect the Company’s work force and potential associated charges; computer systems on which the Company  depends could fail or experience a security breach, or the implementation of new technologies may not be successful; the Company’s ability to retain key members of its senior management team; costs and effects of litigation, including settlements and judgments; the Company’s ability to manage loan delinquency rates; increased competitive pressures among financial services companies; changes in consumer spending, borrowing, and savings habits; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, including the interpretation of regulatory capital or other rules; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; inability of key third-party providers to perform their obligations to the Company; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; economic impact of war or any terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations; pricing, products, and services; time to lease excess space in Company-owned buildings; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.  Any of the forward-looking statements that the Company makes in this press release and in the other public statements  may turn out to be wrong because of inaccurate assumptions the Company  might make,  the factors illustrated above, or  other factors that the Company cannot foresee.  Because of these and other uncertainties, the Company’s actual future results may be materially different from those expressed in any forward-looking statements made by or on the Company’s behalf.  Therefore, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statement.

Rainier Pacific Financial Group, Inc. & Subsidiary
Consolidated Statements of Condition
(Dollars in Thousands)

ASSETS

	At March 31,	At December 31,
	2009	2008

Cash and cash equivalents	$6,184	$8,811
Interest-bearing deposits with banks	64,051	29,425
Securities available-for-sale	28,233	14,895
Securities held-to-maturity (fair value at March 31, 2009: $33,243; at December 31, 2008: $34,162)	32,598	33,984
Federal Home Loan Bank of Seattle (“FHLB”) stock, at cost	13,712	13,712

Loans held-for-sale	9,573	1,505
Loans	630,695	670,776
Less: allowance for loan losses	(8,456)	(13,329)
Loans, net	631,812	658,952

Premises and equipment, net	33,458	33,770
Accrued interest receivable	3,322	3,535
Real estate owned	6,087	6,796
Deferred tax asset, net	32,786	37,551
Other assets	6,081	5,802

TOTAL ASSETS	$858,324	$847,233

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits
Non-interest bearing	$45,166	$40,331
Interest-bearing	463,443	478,908
Total deposits	508,609	519,239

Borrowed funds	299,681	291,217
Corporate drafts payable	3,927	1,554
Accrued compensation and benefits	1,013	1,745
Other liabilities	5,929	4,184

TOTAL LIABILITIES	819,159	817,939

SHAREHOLDERS’ EQUITY:
Common stock, no par value: 49,000,000 shares authorized; 6,294,898 shares issued and 5,986,809 shares outstanding at March 31, 2009; and 6,295,298 shares issued and 5,968,393 shares outstanding at December 31, 2008	51,284	51,303
Unearned Employee Stock Ownership Plan (“ESOP”) shares	(3,054)	(3,224)
Accumulated other comprehensive loss, net of tax	(44,270)	(47,206)
Retained earnings	35,205	28,421

TOTAL SHAREHOLDERS’ EQUITY	39,165	29,294

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$858,324	$847,233

Rainier Pacific Financial Group, Inc. & Subsidiary
Consolidated Statements of Operations
(Dollars in Thousands, except per share data)
	Three Months Ended
	March 31,
	2009	2008
INTEREST INCOME
Loans	$10,242	$11,277
Securities available-for-sale	834	1,857
Securities held-to-maturity	353	451
Interest-bearing deposits	19	27
FHLB dividends	-	34
Total interest income	11,448	13,646
INTEREST EXPENSE
Deposits	2,632	3,587
Borrowed funds	3,226	3,516
Total interest expense	5,858	7,103
Net interest income	5,590	6,543
PROVISION FOR LOAN LOSSES	2,300	150
Net interest income after provision for loan losses	3,290	6,393

NON-INTEREST INCOME
Deposit service fees	798	839
Loan service fees	231	315
Insurance service fees	587	550
Investment service fees	175	164
Real estate lease income	257	246
Gain on sale of securities, net	-	11
Gain on sale of loans, net	3,561	235
Loss on sale of other real estate owned	(2)	-
Loss on sale of premises and equipment, net	(1)	-
Other operating income	44	461
Total non-interest income	5,650	2,821

NON-INTEREST EXPENSE
Compensation and benefits	3,625	4,060
Office operations	956	955
Occupancy	638	614
Loan servicing	135	109
Outside and professional services	485	448
Marketing	257	284
Other operating expenses	1,293	488
Total non-interest expense	7,389	6,958

IMPAIRMENT ON SECURITIES
Total other-than-temporary impairment losses	(18,700)	-
Portion of losses recognized in other comprehensive loss	10,217	-
Net impairment losses	(8,483)	-

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR FEDERAL INCOME TAX	(6,932)	2,256

PROVISION (BENEFIT) FOR FEDERAL INCOME TAX	(2,319)	812

NET INCOME (LOSS)	$(4,613)	$1,444

EARNINGS (LOSS) PER COMMON SHARE
Basic	$(0.77)	$0.24
Diluted	$(0.77)	$0.24
Weighted average shares outstanding – Basic	5,974,588 (1)	5,983,393	(2)
Weighted average shares outstanding – Diluted	5,974,588	5,983,393

(1)
Weighted average shares outstanding – Basic includes 266,644 vested and ratably earned shares of the 269,340 restricted shares granted and issued under the 2004 Management Recognition Plan (“MRP”), net of forfeited shares.

(2)	Weighted average shares outstanding – Basic includes 245,972 vested and ratably earned shares of the 326,300 restricted shares granted and issued under the MRP, net of forfeited shares.

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands)
	Three Months Ended
	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008
INTEREST INCOME
Loans	$10,242	$10,794	$10,666	$11,191
Securities available-for-sale	834	1,325	1,304	1,276
Securities held-to-maturity	353	381	398	420
Interest-bearing deposits	19	3	-	6
FHLB dividends	-	-	48	48
Total interest income	11,448	12,503	12,416	12,941
INTEREST EXPENSE
Deposits	2,632	2,934	2,735	2,979
Borrowed funds	3,226	3,377	3,527	3,524
Total interest expense	5,858	6,311	6,262	6,503
Net interest income	5,590	6,192	6,154	6,438
PROVISION FOR LOAN LOSSES	2,300	300	6,000	550
Net interest income after provision for loan loss	3,290	5,892	154	5,888
NON-INTEREST INCOME
Deposit service fees	798	873	958	908
Loan service fees	231	289	310	287
Insurance service fees	587	537	598	529
Investment service fees	175	238	147	121
Real estate lease income	257	406	270	262
Gain on sale of securities, net	-	28	1	-
Gain on sale of loans, net	3,561	303	190	450
Gain (loss) on sale of other real estate owned	(2)	4	(32)	7
Gain (loss) on sale of premises and equipment, net	(1)	(1)	-	(1)
Other operating income	44	32	37	38
Total non-interest income	5,650	2,709	2,479	2,601
NON-INTEREST EXPENSE
Compensation and benefits	3,625	4,722	4,044	4,042
Office operations	956	924	990	937
Occupancy	638	658	572	616
Loan servicing	135	140	127	123
Outside and professional services	485	414	283	248
Marketing	257	543	260	218
Other operating expenses	1,293	536	746	716
Total non-interest expense	7,389	7,937	7,022	6,900

IMPAIRMENT ON SECURITIES
Total other-than-temporary impairment losses	(18,700)	(21,706)	-	-
Portion of losses recognized in other comprehensive loss	10,217	-	-	-
Net impairment losses	(8,483)	(21,706)	-	-

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR FEDERAL INCOME TAX	(6,932)	(21,042)	(4,389)	1,589

PROVISION (BENEFIT) FOR FEDERAL INCOME TAX	(2,319)	(6,916)	(1,439)	572

NET INCOME (LOSS)	$(4,613)	$(14,126)	$(2,950)	$1,017

EARNINGS (LOSS) PER COMMON SHARE
Basic	$(0.77)	$(2.36)	$(0.49)	$0.17
Diluted	$(0.77)	$(2.36)	$(0.49)	$0.17
Weighted average shares outstanding – Basic	5,974,588 (1)	5,991,574 (2)	5,998,207 (3)	5,987,866	(4)
Weighted average shares outstanding – Diluted	5,974,588	5,991,574	5,998,207	5,987,866
(1)	Weighted average shares outstanding – Basic includes 266,644 vested and ratably earned shares of the 269,340 restricted shares granted and issued under the MRP, net of forfeited shares.
(2)	Weighted average shares outstanding – Basic includes 265,202 vested and ratably earned shares of the 269,740 restricted shares granted and issued under the MRP, net of forfeited shares.
(3)	Weighted average shares outstanding – Basic includes 277,513 vested and ratably earned shares of the 326,100 restricted shares granted and issued under the MRP, net of forfeited shares.
(4)	Weighted average shares outstanding – Basic includes 262,877 vested and ratably earned shares of the 326,300 restricted shares granted and issued under the MRP, net of forfeited shares.

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands)
	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2008	2008	2008	2008
Loan portfolio composition:
Real estate:
One- to four-family residential (1)	$58,516	$56,325	$65,997	$75,879	$84,211
Five or more family residential	149,562	148,949	141,449	146,050	148,991
Commercial	256,985	253,801	248,243	245,522	223,076
Total real estate	465,063	459,075	455,689	467,451	456,278
Real estate construction:
One- to four-family residential	59,263	71,424	79,120	79,581	78,607
Five or more family residential	491	483	471	-	-
Commercial	9,602	9,953	5,991	4,032	4,157
Total real estate construction	69,356	81,860	85,582	83,613	82,764
Consumer:
Automobile	10,127	11,818	13,409	15,621	18,027
Home equity	40,843	42,442	42,660	42,344	43,980
Credit cards	-	23,192	22,793	22,063	22,120
Other	7,547	8,132	8,123	7,962	7,812
Total consumer	58,517	85,584	86,985	87,990	91,939
Commercial business	47,333	45,762	35,991	24,920	24,643
Subtotal	640,269	672,281	664,247	663,974	655,624
Less: Allowance for loan losses	(8,456)	(13,329)	(13,943)	(8,271)	(7,979)
Total loans, net	$631,813	$658,952	$650,304	$655,703	$647,645
Sold loans, serviced for others	$163,657	$148,493	$135,496	$127,824	$115,214
Non-performing assets:
Loans 90 days or more past due or non-accrual loans (2):
Real estate	$-	$-	$-	$-	$-
Real estate construction	17,490	24,042	31,243	13,461	-
Consumer	244	488	242	415	426
Commercial business	1,596	14	288	-	-
Repossessed assets	25	38	-	-	6
Other real estate owned	6,087	6,796	103	446	1,222
Total non-performing assets	$25,442	$31,378	$31,876	$14,322	$1,654
Loans greater than 30 days delinquent (2)	$20,027	$26,863	$26,049	$7,091	$1,678
Loans greater than 30 days delinquent as a percentage of loans	3.13%	4.00%	3.92%	1.07%	0.26%
Non-performing loans as a percentage of loans	3.02%	3.65%	4.78%	2.09%	0.06%
Non-performing assets as a percentage of assets	2.96%	3.70%	3.79%	1.65%	0.19%
Allowance for loan loss as a percentage of non-performing loans	43.75%	54.31%	43.88%	59.61%	1,873.00%
Allowance for loan loss as a percentage of non-performing assets	33.24%	42.48%	43.74%	57.75%	482.41%
Allowance for loan loss as a percentage of total loans	1.32%	1.98%	2.10%	1.25%	1.22%

Core deposits (all deposits, excluding CDs)	$268,663	$256,689	$247,990	$238,271	$229,401
Non-core deposits (CDs)	239,946	262,550	216,066	225,454	241,971
Total deposits	$508,609	$519,239	$464,056	$463,725	$471,372
Loans/Deposits	125.89%	129.47%	143.14%	143.18%	139.09%
Equity/Assets	4.56%	3.46%	6.84%	8.68%	9.56%
Tangible Equity/Assets	4.21%	3.09%	6.46%	8.30%	9.18%

(1)	Includes loans held-for-sale.
(2)
The Company may classify selected loans as non-accrual although the contractual payments on the loans are not past due, based upon other factors or characteristics known to the Company relating to the loan or the borrower.  Therefore, the amount of loans reported as “90 days or more past due or non-accrual loans” may exceed the amount of loans reported as “greater than 30 days delinquent”.

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands)
	Three Months Ended March 31,		Three Months Ended December 31,	Year Ended December 31,
	2009	2008	2008	2008

Loan growth (decline)	(5.98%)	2.92%	1.21%	5.54%
Deposit growth (decline)	(2.05%)	2.14%	11.89%	12.51%
Equity growth (decline)	33.70%	(3.20%)	(49.06%)	(66.26%)
Asset growth (decline)	1.31%	0.01%	0.78%	(3.60%)

Loans originated	$53,253	$80,254	$57,498	$240,409
Loans sold	$55,559	$13,578	$19,900	$68,121
Loans charged-off, net	$7,173	$250	$914	$1,750

Increase in non-interest income (1)	108.28%	7.34%	3.08%	10.22%
Increase (decrease) in non-interest expense	6.19%	(6.64%)	(6.49%)	(0.68%)
Net charge-offs to average loans	4.37%	0.16%	0.54%	0.27%
Efficiency ratio (1)	65.74%	74.31%	89.17%	80.19%
Return on assets	(2.17%)	0.66%	(6.64%)	(1.69%)
Return on equity	(57.82%)	6.69%	(111.43%)	(20.36%)

Interest-earning assets:
Yield on loans	6.26%	7.12%	6.40%	6.67%
Yield on investments	3.98%	5.68%	6.83%	5.46%
Yield on FHLB stock	-%	1.00%	-%	0.95%
Yield on interest-earning assets	5.90%	6.71%	6.32%	6.38%

Interest-bearing liabilities:
Cost of deposits	2.24%	3.48%	2.61%	2.86%
Cost of borrowed funds	4.47%	4.41%	4.43%	4.39%
Cost of interest-bearing liabilities	3.09%	3.89%	3.34%	3.51%
Net interest rate spread	2.81%	2.82%	2.98%	2.87%

Net interest margin	2.85%	3.20%	3.14%	3.14%

Net interest margin-quarter ended 12/31/2008	3.14%
Net interest margin-quarter ended 09/30/2008	3.06%
Net interest margin-quarter ended 06/30/2008	3.13%
Net interest margin-quarter ended 03/31/2008	3.20%

	As of
	March 31,		December 31,		September 30,		June 30,		March 31,
	2009		2008		2008		2008		2008
Shares outstanding at end of period	5,989,505	(2)	5,972,931	(3)	6,054,391	(4)	6,065,625	(5)	6,078,444	(6)
Book value per share	$6.54		$4.90		$9.50		$12.46		$13.83
Tangible book value per share	$6.03		$4.38		$8.97		$11.91		$13.27

(1)	Excludes the impact of impairment charges on securities.
(2)	Shares outstanding represent 6,294,898 shares issued (including 2,696 unvested restricted shares granted under the MRP), less 305,393 unallocated shares under the ESOP.
(3)	Shares outstanding represent 6,295,298 shares issued (including 4,538 unvested restricted shares granted under the MRP), less 322,367 unallocated shares under the ESOP.
(4)	Shares outstanding represent 6,399,390 shares issued (including 48,587 unvested restricted shares granted under the MRP), less 333,683 unallocated shares under the ESOP.
(5)	Shares outstanding represent 6,421,940 shares issued (including 63,423 unvested restricted shares granted under the MRP), less 356,315 unallocated shares under the ESOP.
(6)	Shares outstanding represent 6,451,733 shares issued (including 80,328 unvested restricted shares granted under the MRP), less 373,289 unallocated shares under the ESOP.
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